Exhibit 99.01

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

(212) 668-0340

News Release

For Immediate Release

AMBAC ANNOUNCES DECISION TO TERMINATE RATINGS CONTRACT WITH FITCH RATINGS INC.

New York – June 18, 2008 – Ambac Financial Group, Inc. (NYSE: ABK) (Ambac) today announced its decision to terminate its ratings contract with Fitch Ratings Inc. (Fitch). In conjunction with this action, Ambac issued the following statement:

Our decision to refocus and realign our business around our core expertise in the public finance and infrastructure sectors has led us to re-evaluate our ratings needs. As part of this review, we have asked Fitch to remove its ratings on Ambac and all its subsidiaries effective immediately.

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Ambac Financial Group, Inc., headquartered in New York City, is a holding company whose affiliates provide financial guarantees and financial services to clients in both the public and private sectors around the world. Ambac’s principal operating subsidiary, Ambac Assurance Corporation, a guarantor of public finance and structured finance obligations, has earned triple-A ratings from Moody’s Investors Service, Inc. and a double-A rating from Standard & Poor’s Ratings Services; Standard & Poor’s maintains a credit watch negative while Moody’s ratings is on review for possible downgrade. Ambac Financial Group, Inc. common stock is listed on the New York Stock Exchange (ticker symbol ABK).

Contact Information:

Investor/Media Contact: Vandana Sharma

(212) 208-3333

vsharma@ambac.com

Fixed Income Contact: Peter Poillon

(212) 208-3222

ppoillon@ambac.com